                                                                   EXHIBIT 10.30

                                                                    June 9, 1999

                        SALES AND CO-MARKETING AGREEMENT
                        --------------------------------

     THIS SALES AND CO-MARKETING AGREEMENT (the "Agreement") is entered into as of June 9, 1999 (the "Effective Date"), between bamboo.com, Inc., a Delaware corporation with an office at 124 University Avenue, Palo Alto, CA 94301 ("bamboo.com"), and Metropolitan Regional Information Systems, Inc., a Delaware corporation with an office at 9420 Key West Avenue, Suite 200, Rockville, MD 20850 ("Company").

     Bamboo.com uses the Bamboo.com Technology and provides the Production Services. Company operates the MRIS System and the Company Site. Bamboo.com desires to provide the Bamboo.com Technology and Production Services to Company and the MRIS Subscribers. In consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS
   -----------

   1.1 "Administrative Fees" means (a) any penalty or cancellation fees bamboo.
        ------------------
com charges for missed or rescheduled image capture appointments; (b) any processing fees bamboo.com charges for modification or substitution of Bamboo.com Images; (c) any renewal or extension fees bamboo.com charges for extending expiring postings of Bamboo.com Images; and (d) other similar charges and fees.

    1.2 "Bamboo.com Image" means an electronic Virtual Tour Image of a Property
         ----------------
produced by or on behalf of bamboo.com.

    1.3  "Bamboo.com Know-How" means all trade secrets, know-how and show-how
          -------------------
bamboo.com provides to Company as an agent pursuant to Section 2.1, including, without limitation, all proprietary oral and written information bamboo.com provides to Company with respect to methods and processes for operating and maintaining the call center.

    1.4  "Bamboo.com Server" means the dedicated server owned and operated by
          -----------------
bamboo.com to host Bamboo.com Images on behalf of Company, MRIS Subscribers and their affiliates.

    1.5 "Bamboo.com Technology" means software and hardware, including the
         ---------------------
Bamboo.com for Java Software and Equipment, used to capture, process and view Bamboo.com Images.

    1.6   "Basic Package" means four scenes captured in a designated Property
           -------------
and converted into a corresponding number of Bamboo.com Images. The Basic Package service includes posting or linking, to the extent bamboo.com has the right to do so, (i) to the MRIS System, the Company Site, the relevant Brokerage Site, the Broker Franchise Site and the MRIS Subscriber Site and (ii) to one of the following: (a) Realtor.com, (b) HomeSeekers.com, or (c) HomeAdvisor.com (when implemented).

    1.7  "Brokerage Site" means the collection of HTML documents residing on
          --------------
servers operated by or for a brokerage, of which the MRIS Subscriber is a member, or its affiliate and accessible on or after the Effective Date by MRIS Subscribers or the public via the Internet.

    1.8  "Broker Franchise Site" means the collection of HTML documents
          ---------------------
residing on servers operated by or for a broker franchise, of which the MRIS Subscriber is a member, or its affiliate and accessible on or after the Effective Date by MRIS Subscribers or the public via the Internet.

    1.9  "Company Originated Order" means any order for Production Services
          ------------------------
from an MRIS Subscriber originated through Company's call center, the Company Site or the MRIS System.

    1.10 "Company Site" means the collection of HTML documents residing on
          ------------
servers operated by or for Company or its affiliates and accessible on or after the Effective Date by MRIS Subscribers or the public via the Internet, including those currently accessible at the following URLs: http://www.mris.com, http://www.homesdatabase.com and http://mris.com.

    1.11 "Confidential Information" means any trade secrets, confidential
         ------------------------
data or other confidential information oral or written relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the Term (the "Confidential Information"). The Bamboo.com Technology and the Bamboo.com Know-How, without limitation, will constitute Confidential Information. In addition, the terms of this Agreement will constitute Confidential Information, except to the extent that such information is disclosed in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm, or consultant, or as required by statute, regulation or other law.

    1.12 "MRIS Subscriber" means a real estate broker, real estate agent or any
          ---------------
other similar entity or individual that is a subscriber of the Company and has access to the MRIS System.

    1.13  "MRIS Subscriber Site" means the collection of HTML documents
           --------------------
residing on servers operated by or for an MRIS Subscriber or its affiliate and accessible on or after the Effective Date by MRIS Subscribers or the public via the Internet

    1.14 "MRIS System" means the collection of data residing on servers
          -----------
operated by or for Company or its affiliates and accessible by MRIS Subscribers and, to the extent Company makes such collection generally available, by the public via the Internet or proprietary network. The MRIS System includes the password protected user interface, including any future versions of such interface, that MRIS Subscribers access via the Internet or otherwise to obtain listings and other information in the MRIS System.

    1.15 "Multi-Site Package" means four scenes captured in a designated
          ------------------
Property and converted into a corresponding number of Bamboo.com Images. The Multi-Site Package service includes posting or linking, to the extent bamboo.com has the right to do so, (i) to the MRIS System, the Company Site, the relevant Brokerage Franchise Site and the MRIS Subscriber Site and (ii) to all of the following: (a) Realtor.com, (b) HomeSeekers.com, and (c) HomeAdvisor.com (when implemented).

    1.16 "Production Services" means the services provided by or on behalf of
          -------------------
bamboo.com hereunder in producing the Bamboo.com Images.

    1.17 "Property" means any piece of residential real estate within the
          --------
Territory, including without limitation new homes, offered for sale, and resale homes.

    1.18 "Service Provider Network" means the network of individuals
          ------------------------
throughout the Territory with whom bamboo.com has entered into agreements to capture Virtual Tour Images at designated Properties.

    1.19  "Strategic Partner Originated Order" means any order from an MRIS
           ----------------------------------
Subscriber for Production Services originated through the strategic partners of bamboo.com.

    1.20  "Term" means the Initial Term of this Agreement and the Renewal
           ----
Terms, if any, as set forth in Section 6.

    1.21  "Territory" means Company's area of coverage in West Virginia,
           ---------
Virginia, Maryland, Washington D.C., Delaware and Pennsylvania.

    1.22   "Upgrade Package" means an addition to a Basic Package or Multi-Site
            ---------------
Package consisting of one additional scene captured at the same designated Property of the Basic Package or Multi-Site Package, converted into one additional Bamboo.com Image for the scene and posted or linked in a manner consistent with the Basic Package or Multi-Site Package.

    1.23 "Virtual Tour Images" means 360, three-dimensional, virtual reality,
          -------------------
virtual tour, virtual walkthrough or other similar images, or technology or production services for such images.

2. PROVISION OF PRODUCTION SERVICES; PREFERRED VENDOR STATUS
   ---------------------------------------------------------

    2.1 Sales and Billing.  Bamboo.com hereby appoints Company, and Company
        -----------------
agrees, to act as Bamboo.com's non-exclusive agent within the Territory for receiving orders and invoicing and collecting revenues for sales of Production Services. Accordingly, except as provided in Section 2.3, Company will be responsible, at Company's expense, for all such order receipt and invoicing and revenue collection during the Term.

        (a)  Call Center.  Company will maintain and operate at Company's
        ---  -----------
expense a call center to receive orders for Production Services from MRIS Subscribers. At all times during the Term, Company's call center will meet or exceed the performance, product presentation and customer service criteria set forth in Exhibit A attached hereto. As reasonably determined by bamboo.com, bamboo.com will provide initial training and information to Company's call center, as well as such additional training and information as Company's call center may require from time to time during the Term. In addition, bamboo.com will make members of bamboo.com's call center available by telephone, during the regular business hours of 9 am to 6 pm EST Monday through Saturday and 9 am to 5 pm EST Sunday, or as the parties may subsequently agree, to provide second-level support for Company's call center in the form of information and guidance solely to Company's call center regarding the Production Services. Company and its call center will only offer and sell Production Services to MRIS Subscribers, and in packages and at prices consistent with bamboo.com's national pricing in effect from time to time during the Term; provided, however, that, in the event that bamboo.com permits third-party sales agents (i.e., bamboo.com strategic partners) to lower the prices at which Production Services are offered, then, taking into account the quality, quantity, time period and geographic region of such offer, bamboo.com will permit Company to effect the same decrease in pricing offered to MRIS Subscribers. As of the Effective Date, Company and the call center may only offer the following service packages for the following prices: Basic Package $99.95, Upgrade Package for $20.00 per additional scene and Multi-Site Package for $129.95.

    2.2 Image Capturing, Processing and Linking/Posting.  Bamboo.com will be
         -----------------------------------------------
responsible for capturing images at designated Properties through its Service Provider Network and processing captured images to create Bamboo.com Images. Bamboo.com will then, as provided in the order for Production Services and solely to the extent bamboo.com has the right to do so, (i) collaborate with Company to establish links from the MRIS System, the Company Site, the relevant Brokerage Site, the Broker Franchise Site and the MRIS Subscriber Site to the Bamboo.com Images residing on servers at bamboo.com's facilities and (ii) post or link Bamboo.com Images to HomeSeekers.com, Realtor.com and HomeAdvisor.com. Notwithstanding the foregoing, in the event that bamboo.com fails to meet or exceed the standards set forth in Exhibit B attached hereto as calculated for any two calendar months within a three-month period during the Term, thereafter, in lieu of clause (i) above, bamboo.com will post Bamboo.com Images to the Bamboo.com Server, and Company will permit posting of Bamboo.com Images to the Bamboo.com Server and will be responsible for creating links from the MRIS System, Company Site, Brokerage Sites, Broker Franchise Sites and MRIS Member Sites to such posted Bamboo.com Images. The parties will use best efforts to work together to expeditiously implement, and maintain throughout the Term, a system whereby Company will be capable of establishing links from the Bamboo.com Images as provided herein or, if required pursuant to the preceding sentence, bamboo.com will be capable of posting Bamboo.com Images to the Bamboo.com Server. Links from servers located at bamboo.com's facilities or postings on the Bamboo.com Server, as the case may be, will remain active as long as the Property remains on the market, up to a maximum of six (6) months unless the ordering MRIS Subscriber requests an extension. Without the prior written permission of Company, bamboo.com will not display, on the HTML page surrounding any linked Bamboo.com Image produced on behalf of an MRIS Subscriber, any advertisements that link to the Web site of any third party. Bamboo.com will use commercially reasonable efforts during the Term to maintain and enhance the Bamboo.com Technology to remain competitive in the real estate virtual tour market. In addition, during the Term, as reasonably determined by bamboo.com, bamboo.com will provide second-level technical support to Company during regular business hours with respect to the Bamboo.com Server and orders placed by MRIS Subscribers.

        (a)  Bamboo.com Server.  Bamboo.com will only be obligated to provide
        ---  -----------------
the Bamboo.com Server pursuant to Section 2.2. The Bamboo.com Server, if required pursuant to Section 2.2, will be located in a secure site at Company's offices that is mutually acceptable to the parties. The Bamboo.com Server and all Bamboo.com Technology and Bamboo.com Images residing on the Bamboo.com Server are, and at all times throughout the Term will remain, the exclusive property of Bamboo.com. Bamboo.com alone will operate and maintain the Bamboo.com Server, and Company will provide Bamboo.com's representatives with reasonable access to perform such services; provided, however, that, if bamboo.com so requests during the Term, the Company will provide reasonable assistance with respect to the Bamboo.com Server, including, without limitation, performance of backups, reboots and reconfigurations. During the Term, Company will be responsible for any damage to or loss of the Bamboo.com Server, or data residing on the Bamboo.com Server, as long as the Bamboo.com Server is located at Company's site, provided that the damage or loss is not attributable to Bamboo.com. Bamboo.com will use commercially reasonable efforts to eliminate Bamboo.com Server downtime within its control, subject to scheduled outages and maintenance.

    2.3  Strategic Partner Originated Orders.  Notwithstanding Section 2.1, with
    ---  -----------------------------------
respect to all Strategic Partner Originated Orders, bamboo.com will be responsible for receiving orders, capturing images at designated sites through the Service Provider Network, and invoicing and collecting revenues. Bamboo.com will automatically post or link to the appropriate servers, as provided in
Section 2.2, all Bamboo.com Images generated through Strategic Partner Originated Orders, except in those cases in which (a) the MRIS Subscriber objects to the posting and/or (b) the strategic partner originating the order objects to the posting.

    2.4 Preferred Vendor.  Bamboo.com will be the preferred vendor of Virtual
        ----------------
Tour Images for the MRIS System and

Company Site. Except as specifically provided below, Company will not directly or indirectly promote itself, or act, as a provider of Virtual Tour Images, nor will it promote or use the services of any third party acting in such capacity. In addition, Company will not permit any Virtual Tour Images or related technology or services of any third party to be posted to, linked to or otherwise made accessible through the MRIS System or Company Site. Notwithstanding the foregoing, Company will not be restricted from accommodating any third-party Virtual Tour Images already posted on or linked to the Company Site and/or MRIS System prior to the Term or from posting or linking of third-party Virtual Tour Images to the Company Site and/or MRIS System for those MRIS Subscribers that insist on alternative virtual tour solutions, during the Term.

3. MARKETING AND PROMOTION
   -----------------------

    3.1 Company Obligations  Company agrees to market, promote and facilitate
        -------------------
orders of the Production Services as follows:

        (a) MRIS System and Company Site.  Company agrees to prominently market
            ----------------------------
and promote the Production Services on the Company Site and, to the extent within Company's control, in the MRIS System. Such marketing and promotion will include, without limitation:

            (i) prominent inclusion on the "home page" of the Company Site and on each page of the Company Site and MRIS System displaying a Bamboo.com Image, of a bamboo.com logo that, when clicked on, links directly to a page providing information about the Production Services and an electronic order form permitting MRIS Customers to submit orders for Production Services to bamboo.com;

            (ii) inclusion, on each listing search results page on the Company Site displaying listings for which Bamboo.com Images are available, of a bamboo.com logo that, when clicked on, links directly to such Bamboo.com Image; and

            (iii) best efforts to include, within the Company Site a gallery of Bamboo.com Images for listings from MRIS Subscribers.

In the event the MRIS System becomes capable of displaying a mechanism (in the form of a button, logo or other link) for ordering bamboo.com Production Services by means of the GTE System 4 software during the Term, Company shall not permit the display of such ordering mechanism by means of the GTE System 4 software within the MRIS System unless, and until such time as, GTE Enterprise Solutions ("GTE") and bamboo.com enter into a suitable amendment to the Distribution Agreement between GTE and bamboo.com.

        (b) Email; Direct Marketing; Print Advertising.  To the extent Company
            ------------------------------------------
creates and distributes email, direct marketing and print advertising promoting the Company Site and MRIS System, including without limitation advertising in magazines, flyers, brochures, newsletters and general mailings, Company will include, at it's discretion, from time to time, in such advertising a bamboo.com logo and a brief, suitable reference, approved by bamboo.com, regarding the availability of the Production Services.

        (c) Seminars and Trade Shows.  As appropriate, Company will invite
            ------------------------
bamboo.com to participate and distribute information about the Production Services at trade shows, conventions and training seminars that Company hosts or attends during the Term.

        (d) Joint Press Release.  Company will participate with bamboo.com in
            -------------------
issuing a joint press release regarding the relationship established through this Agreement. Each party shall agree on the form and content of such press release and will furnish its written acceptance of, or comments on, the proposed announcement within 48 hours of receipt of such proposed announcement; otherwise such proposed announcement will be deemed approved. Any other press announcement by either party regarding the subject matter of this Agreement will be subject to the other party's approval, which shall not be withheld or delayed unreasonably.

        (e) Advertisements of Competitors.  Without the prior approval of
            -----------------------------
bamboo.com, Company will not display any advertisements of any competitor of bamboo.com anywhere within the MRIS System or the Company Site during the Term. For the purposes of this section, "competitor of bamboo.com" means any provider of Virtual Tour Images, including, but not limited to, IPIX, Live Picture, BeHere, URThere, NetXL and Cyclovision.

    3.2 Obligations of Bamboo.com.  Bamboo.com will use commercially
        -------------------------
reasonable efforts to market and promote the fact that the Production Services are available through Company.

    3.3 Additional Obligations.  Bamboo.com and Company will, from time to time,
        ----------------------
use reasonable efforts to cooperate in joint marketing efforts. Each party will assign a project manager to act as the primary liaison with respect to the relationship.

4. PAYMENTS
   --------

    4.1 Transaction Fees. During the Term, the parties will make payments based
        ----------------
on sales of Production Services ("Transaction Fees") as follows:

        (a) Except as provided in Section 4.1(b), with respect to all Company Originated Orders, (i) Company will retain 60%, and will remit to bamboo.com 40%, of gross revenues from the sale of Basic Packages, Upgrade Packages, and Multi-Site Packages (solely based on the portion of the Multi-Site Package price equal to the Basic Package price); (ii) Company will retain 50%, and will remit to bamboo.com 50%, of gross revenues from the sale of Multi-Site Packages (solely based on the portion of the Multi-Site Package price in excess of the Basic Package price and Upgrade Package price (if any)); and (iii) Company will remit to bamboo.com $30.00 for each Basic Package and Multi-Site Package so ordered and $5.00 for each Upgrade Package so ordered. For example, if an order for one Basic Package and one Upgrade Package is placed through Company's call center, based on bamboo.com's pricing of $99.95 and $20.00 and, respectively, in effect as of the Effective Date, Company will remit to bamboo.com $40 (40% of Basic Package price), plus $30.00, plus $8, (40% of Upgrade Package price), plus
5.00. As a further example, if an order for one Multi-Site Package is placed through Company's call center, based on bamboo.com's pricing of $129.95 in effect as of the Effective Date, Company will remit to bamboo.com $40 (40% of portion of Multi-Site Package price equal to Basic Package price), plus $15 (50% of portion of Multi-Site Package price in excess of Basic Package price), plus $30.00. In order to permit Company to pay for the costs of Company's call center during the Term, notwithstanding anything to the contrary herein, in no event will Company retain less than $10 for each Company Originated Order of a Basic Package or Multi-Site Package, regardless of any promotional pricing that bamboo.com implements during the Term.

        (b) With respect to orders from MRIS Subscribers for Basic Packages, Upgrade Packages and Multi-Site Packages originated through the sales efforts of the bamboo.com sales force in the Territory or through tradeshows, seminars or conferences in the Territory not hosted by Company, Company will (i) retain 50%, and will remit to bamboo.com 50%, of gross revenues from such orders (the "Kick-Off Adjustment") and (ii) remit to bamboo.com $30.00 for each Basic Package and Multi-Site Package so ordered; provided, however, that the Kick-Off Adjustment will only apply to First-Time Orders from MRIS Subscribers, and payments for any subsequent orders will be made in accordance with Section 4.1(a). For the purposes of the preceding sentence, (a) "First-Time Order" means an order for one Basic Package, Multi-Site Package or Upgrade Package to be captured within sixty (60) days after the entry of such order into the Company call center and
(b) First-Time-

Order status will be determined on a person-by-person basis in the event that a MRIS Subscriber is an entity comprising several individuals. Subject to the Kick-Off Adjustment and except as provided in Section 4.1(c), all orders from MRIS Subscribers originated through the bamboo.com sales force in the Territory or through tradeshows, seminars or conferences in the Territory not hosted by Company will constitute Company Originated Orders, and bamboo.com will forward all such orders to Company's call center.

        (c) With respect to all Strategic Partner Originated Orders, bamboo.com will pay Company the lesser of (i) $15 for each Multi-Site Package sold or (ii) 50% of gross revenues from the sale of such Multi-Site Package, solely based on the portion of the Multi-Site Package price in excess of the Basic Package price and Upgrade Package price (if any).

        (d) Company will not retain or receive any (i) Administrative Fees bamboo.com charges with respect to goods or services of bamboo.com other than the Production Services sold to MRIS Subscribers hereunder, subject to the following sentence; (ii) payments with respect to Production Services, bamboo.com Images or other goods and services of bamboo.com sold or licensed to third parties other than as expressly provided for in this Agreement or (iii) except as provided in the final sentence of Section 4.1(a), payments with respect to any Production Services the parties mutually agree bamboo.com may distribute to MRIS Subscribers on a promotional basis free of charge. Company will retain twenty percent (20%) and bamboo.com will retain eighty percent (80%) of Administrative Fees bamboo.com charges with respect to Production Services sold to MRIS Subscribers hereunder.

The following table summarizes the payments to be made pursuant to this Section 4.1:


                           Company Originated       Order Through         Strategic Partner
                                 Order             bamboo.com Sales       Originated Orders
                                                  Force ("Kick-Off")
-----------------------------------------------------------------------------------------------
    Basic Packages,       Company retains 60%,      Company retains 50%,      Not applicable
 Upgrade Packages and     remits to bamboo.com      remits to bamboo.com
 Portion of Multi-Site    40%, plus $30 (Basic)     50%, plus $30 (Basic)
 Packages Representing    or $5 (Upgrade)           or $5 (Upgrade)
 Basic Package Price      (4.1(a)(i), (iii))         (4.1(b))

------------------------------------------------------------------------------------------------
 Portion of Multi-Site        Company                 Company               Company retains
 Packages in Excess of      retains 50%             retains 50%          lesser of $15 or 50%
 Basic Package Price      (4.1(a)(ii), (iii))         (4.1(b))                 (4.1(c))
 and Upgrade Package
 price (if any)
------------------------------------------------------------------------------------------------
  Administrative Fees     Company retains 20%,     Company retains 20%,    Company retains 20%,
 for Production           remits to bamboo.com     remits to bamboo.com    remits to bamboo.com
 Services sold to MRIS    80% (4.1(d))             80% (4.1(d))            80% (4.1(d))
 Subscribers
------------------------------------------------------------------------------------------------

    4.2 Payment of Fees. The parties will issues all payments due with respect
        ---------------
to each order pursuant to Section 4.1 net thirty (30) days from the end of each calendar month in which such order was received. With each monthly payment, the paying party will provide a report stating the number of Basic Packages, Upgrade Packages and Multi-Site Packages sold in accordance with Section 4.1 during the month and providing a payment calculation.

5. PROPRIETARY RIGHTS
   ------------------
    5.1 Bamboo.com for Java Software.
        ----------------------------
        (a) Bamboo.com hereby grants to Company a nonexclusive, worldwide, royalty-free license to use the Bamboo.com for Java Software during the Term, in object code only, to display Bamboo.com Images on the Company Site and the MRIS System. "Use" means storing, loading, installing, executing, transmitting or displaying the Bamboo.com for Java Software. Company may not modify the Bamboo.com for Java Software or disable any licensing or control features of the Bamboo.com for Java Software.

        (b) The Bamboo.com for Java Software is owned and copyrighted by bamboo.com. The license set forth in this Section 5.1 confers no title to, nor ownership in, the Bamboo.com for Java Software and is not a sale of any rights in the Bamboo.com for Java Software.

        (c) Company may only make copies of the Bamboo.com for Java Software for archival purposes or when copying is an essential step in the authorized use of the Bamboo.com for Java Software. Company must reproduce all copyright notices in the original Bamboo.com for Java Software on all copies or adaptations. Company may only transfer class files when they are called on by a "requesting" server in the normal course of Java Applet execution. Company may not distribute the Bamboo.com for Java Class files. Any transfer or copying of the Bamboo.com for Java Software by Company other than as expressly provided herein constitutes a material breach of this Agreement.

        (d) Company may only use the Bamboo.com for Java Software to read .jut files, a file format proprietary to bamboo.com, or such successor file format as bamboo.com may implement.

        (e) Company may not tamper with or alter in any way the image displayed when loading each bamboo.com Image ("Bamboo.com Splash Screen") and Company shall not hinder the Bamboo.com Splash Screen from being fully visible upon loading of each Bamboo.com Image. Company will not obstruct in any way the Bamboo.com Splash Screen and/or screen logo with any other images, frames, tables or any other HTML or JavaScript code.

        (f) Company will not disassemble or decompile the Bamboo.com for Java Software including single Bamboo.com Java Class files under any circumstances. The disassembly or decryption by Company of any Bamboo.com Java Class file constitutes a material breach of this Agreement.

        (g) Company will not export or re-export the Bamboo.com for Java Software or any copy or adaptation in violation of any applicable laws or regulations.

        (h) The Bamboo.com for Java Software and accompanying documentation are deemed to be "commercial computer software" and "commercial computer software documentation", respectively, pursuant to DFAR Section 227.7202 and FAR 12.212(b), as applicable. Any use, modification, reproduction, release, performance, display or disclosure of the Bamboo.com for Java Software and/or the accompanying documentation by the U.S. Government or any of its agencies shall be governed solely by the terms of this Agreement and shall be prohibited except to the extent expressly permitted by the terms of this Agreement. Any technical data provided that is not covered by the above provisions is deemed to be "technical data-commercial items" pursuant to DFAR Section 227.7015(a). Any use, modification, reproduction, release, performance, display or disclosure of such technical data shall be governed by the terms of DFAR Section 227.7015(b).

5.2 Bamboo.com Technology; Bamboo.com Know-How.
    ------------------------------------------

        (a) All Bamboo.com Technology, Bamboo.com Know-How and Bamboo.com Images, whether or not produced for Company customers and whether or not posted to or linked to the

Company Site, the MRIS System, a Brokerage Site, a Broker Franchise Site or an MRIS Subscriber Site, are, and at all times will remain, the exclusive intellectual property of bamboo.com, and no provision of this Agreement implies any transfer to Company of any ownership interest in any Bamboo.com Technology, Bamboo.com Know-How or Bamboo.com Images; provided, however, that, with respect to any Bamboo.com Image produced for an MRIS Subscriber hereunder and linked to the MRIS System, bamboo.com will not make use of such Bamboo.com Image outside of the scope of this Agreement without the consent of such MRIS Subscriber.

        (b) Bamboo.com hereby grants to Company a nonexclusive, worldwide, royalty-free, nontransferable license to display, perform and reproduce Bamboo.com Images solely for the purposes contemplated in this Agreement as follows: (i) on the Company Site and the MRIS System during the Term and (ii) following termination or expiration of this Agreement, on the Company Site and MRIS System until one (1) year after the date of such termination or expiration. Company will not distribute, modify, edit, or prepare derivative works from the Bamboo.com Images without the prior written permission of bamboo.com. The foregoing license does not include any right to grant or authorize sublicenses.

        (c) Bamboo.com hereby grants to Company a limited, royalty-free, nontransferable, nonexclusive license to use the Bamboo.com Know-How during the Term solely for the purposes contemplated in Section 2.1 of this Agreement. The foregoing license does not include any right to grant or authorize sublicenses.

    5.3 Trademarks.
        ----------
        (a) Bamboo.com owns and at all times will continue to own the trademarks, service marks and/or trade names BAMBOO.COM and the bamboo.com logo, as well as any name or mark bamboo.com may subsequently adopt as a trade name or to designate the Production Services (collectively, the "Bamboo.com Marks"), and Company will not take any actions inconsistent with bamboo.com's ownership rights. Company owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Company during the Term (the "Company Marks"), and bamboo.com will not take any actions inconsistent with Company' ownership rights. Each party's use of the other party's marks will not create in the using party any right, title or interest therein or thereto, and all such use will inure to the exclusive benefit of other party.

        (b) Subject to the restrictions set forth herein, bamboo.com hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Bamboo.com Marks, during the Term, with bamboo.com's prior written approval, which bamboo.com will not unreasonably withhold or delay, solely in connection with Company's operation of the call center, promotion and marketing of the Production Services and/or financing. Subject to the restrictions set forth herein, Company hereby grants bamboo.com a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Company Marks, during the Term, solely in connection with bamboo.com's promotion and marketing of the Production Services and/or financing. At the reasonable request of either party, the other party will provide assistance with the protection and maintenance of the marks of the requesting party. Each party may only use the marks of the other party as expressly permitted herein and agrees to use the marks of the other party in a manner commensurate with the style, appearance and quality of the other party's services and/or products bearing such marks. Bamboo.com may sublicense the rights granted in this Section 5.3(b) to members of the Service Provider Network, but may not authorize such members to grant further sublicenses.

    5.4 Limitation on Grant of Rights.  Except as expressly provided herein,
        -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6. TERM AND TERMINATION
   --------------------

    6.1 Term.  Unless earlier terminated as set forth below, this Agreement will
        ----
become effective upon the Effective Date and continue for a period of eighteen
(18) months. Thereafter, this Agreement will be automatically renewed for successive one (1) year periods unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

    6.2 Termination for Breach.  This Agreement will terminate in the event a
        ----------------------
party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.


    6.3 Survival of Certain Terms.  The provisions of Sections 5.1(b),
        -------------------------
5.1(e)-(h), 5.2(a), 5.3(a), 5.4, 6.3, 7, 8, 9 and 10 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement. Upon expiration or termination, except as provided in Section 5.2(b),
(i) Company and bamboo.com will cease all use of marks of the other party, (ii) Company will cease all use of the Bamboo.com Images, Bamboo.com Know-How and Bamboo.com Technology, and (iii) Company will return the Bamboo.com Server to bamboo.com.

7. CONFIDENTIALITY
   ---------------

    Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

8. REPRESENTATIONS AND WARRANTIES
   ------------------------------

    Each party represents and warrants to the other that (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; (iii) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its execution, delivery and performance of this Agreement will not result in a breach of any material agreement or understanding to which it is a party or by which it or any of its material properties may be bound. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED HEREIN AND ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9. LIMITATION OF LIABILITY
   -----------------------

     EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 2.4, 7 OR 10.2, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

10. GENERAL PROVISIONS
    ------------------

    10.1 Notices.  Any notice required or permitted by this Agreement will be
        -------
deemed given if sent to the other party at the address set forth at the top of this Agreement by (a) registered mail, postage prepaid or (b) prepaid overnight courier. Delivery will be deemed effective three (3) days after deposit with postal authorities for registered mail, and one (1) day after deposit with an overnight courier.

    10.2 Scope of Authority.  Company's sole authority as an agent of bamboo.com
         ------------------
will be to solicit and receive orders, invoice and collect revenues for sales of Production Services, and operate a call center and help desk as provided in
Section 2.1, and Company shall have no power or authority, expressed or implied, to make any other commitment or incur any other obligations on behalf of bamboo.com, including without limitation issuing any warranty regarding the Production Services. Except to the limited extent expressed in Section 2.1, the relationship of bamboo.com and Company established by this Agreement is that of independent contractors. Company shall indemnify, defend and hold harmless bamboo.com from and against any and all claims, suits, damages and expenses (including without limitation reasonable attorneys' fees) arising out of (a) any action of Company outside of the scope of authority granted in Section 2.1; (b) the performance by Company's call center; and (c) any material breach by members of Company's call center of this Agreement or the standards set forth in Exhibit
A. Bamboo.com shall indemnify, defend and hold harmless Company from and against any and all claims, suits, damages and expenses (including without limitation reasonable attorneys' fees) arising out of (a) any infringement of a third party's copyrights, patents, trademarks or trade secrets caused by Company's use of the Bamboo.com Technology, Bamboo.com Images or Bamboo.com Marks as permitted in this Agreement or (b) any material breach of this Agreement by members of the Service Provider Network. During the Term, and for a period of two (2) years following any expiration or termination of this Agreement, Company shall not solicit or hire any employee of bamboo.com to work for Company to provide Virtual Tour Images.

    10.3 Miscellaneous.  Nonperformance of either party will be excused to
         -------------
the extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence or willful misconduct of the non-performing party. Section 5 of this Agreement will be governed by and construed under the laws of the State of California without reference to conflict of laws principles; all other sections of this Agreement will be governed by and construed under the laws of the State of Maryland without reference to conflict of laws principles. This Agreement, together with all exhibit and attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Neither party may assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of the other party; provided, however, that either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

    10.4 Arbitration.  Any dispute or claim arising out of or in relation to
         -----------
this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration under the commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"). Within twenty (20) days of giving or receiving of notice of arbitration, bamboo.com on the one hand and Company on the other hand shall appoint one independent arbitrator, and within twenty (20) days thereafter, the two arbitrators shall appoint a third arbitrator. If the two cannot agree upon a third arbitrator, the AAA shall appoint a third. The arbitration hearing shall be commenced within sixty (60) days of the third arbitrator's appointment. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, before, during or after arbitration, any party may apply to any court for a temporary restraining order, preliminary injunction or other equitable relief where such relief is necessary to protect its interests pending completion of the arbitration proceedings or to implement or enforce any arbitration ruling in any court having proper jurisdiction located in the district in which the alleged action of the other party occurred. The prevailing party (plaintiff or defendant, as the case may be) shall be entitled to recover, in addition to any other relief awarded, its reasonable costs and expenses, including without limitation attorneys' and expert witness fees, incurred in the proceeding.


     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


BAMBOO.COM, INC.                METROPOLITAN REGIONAL INFORMATION SYSTEMS, INC.


By: /s/ Howard Field            By:  /s/ Dale L. Ross
   ----------------------------     -----------------------------
Name: Howard Field              Name:   Dale L. Ross
     --------------------------       ---------------------------
Title: Vice President           Title:  Presient and Chief Executive Officer
     --------------------------       --------------------------------------
Date: June 9, 1999              Date:  June 9, 1999
     --------------------------       ---------------------------

                                   EXHIBIT A
                                   ---------


                              CALL CENTER CRITERIA

1. To the extent bamboo.com deems necessary in its reasonable discretion, bamboo.com may request that members of Company's call center staff and customer support staff (collectively, the "Call Center") attend mandatory training sessions conducted by bamboo.com. Company will provide bamboo.com with access to the Call Center for training purposes. Prior to taking any calls, each Call Center operator must be properly trained by bamboo.com or such Company representative as bamboo.com shall designate.

2. The Call Center will only receive orders for Production Services with respect to listings from MRIS Subscribers for Property located within the Territory or otherwise authorized in writing by bamboo.com, which authorization bamboo.com will not unreasonably withhold or delay, for inclusion in the MRIS System. With respect to all calls not meeting the foregoing criteria ("Misdirected Calls"), the Call Center will implement a system with bamboo.com whereby the Call Center will immediately forward to the bamboo.com call center all Misdirected Calls. Bamboo.com will have the right to pursue in its discretion any leads from Misdirected Calls through its own sales force and call center, and to expand bamboo.com's service provider network appropriately. No orders resulting from Misdirected Calls will constitute Company Originated Orders or Strategic Partner Originated Orders.

3. The Call Center will make commercially reasonable efforts to upsell the Multi-Site Packages.

4. Each party will designate an individual representative that will be the dedicated liaison for the Call Center program (the "Representatives"). In addition to any other meetings scheduled from time to time, the Representative from each party will meet quarterly for reviews.

5. The Call Center shall use it's best efforts to maintain a 95% accuracy on average rate for information being entered into the bamboo.com online order forms. Bamboo.com, in its discretion, may generate a report with an information error rate and deliver it to Company once per month. When bamboo.com places a request for an outbound call to a client to fix an erroneous entry by the Call center, the Call Center will use commercially reasonable efforts to make the outbound call within one hour or less on the average and report via email the completion of the call to the bamboo.com dedicated contact for the Call Center. The parties will work together to build a call-back and issue-resolution schedule for any and all erroneous or special orders placed through the Call Center.

6. Parties will mutually agree on reasonable guidelines for issuing "make-goods" and re-shoots. The Representatives will report to each other on the number and nature of such issuances on a monthly basis.

7. The Call Center will operate and receive calls, at a minimum, during the following hours: 9 am to 6 pm EST, Monday through Saturday, and 9 am to 5 pm EST, Sunday.

8. Company will use commercially reasonable efforts to cause the Call Center to adhere to a 90% service level for bamboo.com orders (90% of the calls answered in 90 seconds), calculated on a monthly basis, and will have an abandon rate of no higher then a 1% within 10 seconds, calculated on a monthly basis. The Call Center will implement a system for recording the number of calls received verses orders placed daily, and will maintain such additional statistics on calls and customer service as bamboo.com shall reasonably request from time to time during the Term.

9. Company agrees to take such additional steps to ensure the proper and efficient operation of the Call Center as bamboo.com, in bamboo.com's reasonable discretion, may request from time to time during the Term.

                                   EXHIBIT B
                                   ---------

                          SERVER PERFORMANCE CRITERIA

Bamboo.com will use commercially reasonable efforts to ensure that its servers in the United States storing Bamboo.com Images produced under the Agreement ("Local Servers") meet the following performance criteria during the Term:

Uptime:
------

Local Servers, in the aggregate, will maintain 99% availability (excluding scheduled outages and maintenance and Internet disasters beyond the control of bamboo.com) (the "Uptime Standard"). The Uptime Standard is to be measured by the total number of minutes during a calendar month in which the Local Servers are available divided by the total number of minutes during the calendar month. For purposes of the Uptime Standard, a lapse in Local Server availability is calculated from the time bamboo.com detects or otherwise becomes aware of an incidence of a service interruption and ending when the service is restored, regardless of where the outage originated.

Response Time:
-------------

Measured as an average for each calendar month, Local Servers, in the aggregate, will respond to 90% of Web hits originating in the U.S. in under 10 seconds.

Downtime:
--------

Bamboo.com will notify Company immediately upon discovery in the event any Local Server experiences continuous, unscheduled downtime; provided, however, that bamboo.com will have no obligation to provide such notification with respect to downtime resulting from performance degradation caused by Internet load or traffic outside of bamboo.com's reasonable control.